EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stanley E. Speer, herby certify, to my knowledge, that:

1. the accompanying Annual Report on Form 10-K of Cadiz Inc. for the year ended December 31, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadiz Inc.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

Dated:  March 31, 2026

/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer and Secretary